4862-7418-6554.1 Director Restricted Stock Unit Award Agreement Under the Arhaus, Inc. 2021 Equity Incentive Plan Arhaus, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of Restricted Stock Units (the “RSUs”). Each RSU represents an unfunded, unsecured promise of the Company to deliver to the Participant one Share, subject to the vesting and other restrictions, terms, and conditions set forth in the Arhaus, Inc. 2021 Equity Incentive Plan (the “Plan”) and those set forth in this award agreement (the “Award Agreement”), including the Terms and Conditions of RSU Award attached hereto as Exhibit A. Any capitalized terms used in this Award Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan. Award of RSUs: Participant Name: Participant Address: Grant Date: Total RSUs Granted: The Participant, by accepting this Award, acknowledges and agrees that the RSUs are granted under and governed by the terms, and subject to the conditions, of this Award Agreement and the Plan effective as of the Grant Date. IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement. Arhaus, Inc. Participant By:___________________________ ___________________________ [Name] [Title] [Name]

4862-7418-6554.1 Exhibit A Terms and Conditions of Director RSU Award 1. Vesting. Subject in each case to the Participant’s Continuous Service, the RSUs awarded under this Award Agreement shall vest on [applicable vesting schedule], subject to the Participant’s Continuous Service (as defined in the 2021 Plan) through the vesting date unless, prior to such vesting date, the RSUs are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan or otherwise herein. 2. Termination of Continuous Service. The Company grants the Participant RSUs in consideration for services to be rendered by the Participant to the Company. If a Director Grantee’s Continuous Service terminates for any reason other than removal in accordance with Section 4.6 of the Company’s Amended and Restated Bylaws, any unvested RSUs will become fully vested. 3. Dividends. If the Company declares a dividend (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date the RSUs are vested, dividend equivalents will be credited to the Participant and paid or distributed if and when the underlying RSUs vest. 4. RSUs Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign, or otherwise encumber the RSUs or any interest in them, or make any commitment or agreement to do any of the foregoing. 5. Settlement. The Company shall, as soon as practicable upon the vesting of any RSUs, effect delivery of Shares to fully settle such vested RSUs to the Participant (or, in the event of the Participant’s death, to the Beneficiary). No Shares will be issued pursuant to this Award Agreement unless and until all legal requirements applicable to such issuance have been complied with to the satisfaction of the Committee. 6. Stockholder Rights. Except as set forth in this Award Agreement or the Plan, no Participant or Beneficiary shall have any rights as a stockholder with respect to Shares subject to RSUs until such Shares are delivered to the Participant or the Beneficiary. Prior to actual settlement of any RSUs that have vested, the RSUs represent an unsecured and unfunded obligation of the Company. 7. Section 409A. This Award is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Award comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

4862-7418-6554.1 8. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of his or her personal information that is necessary for the purpose of implementing, administering, and managing the Participant’s participation in the Plan by and among, as applicable, the Company and its Affiliates. The Participant authorizes the Company and its Affiliates to transfer such personal information to third parties that assist in the implementation, administration, and management of the Plan. 9. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs granted under the Plan and participation in the Plan, or future RSUs that may be granted under the Plan, by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online (and/or voice activated) system established and maintained by the Company or a third party designated by the Company. 10. Government and Other Regulations; Governing Law. This Award Agreement and the Plan are governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. The grant of RSUs is subject to all laws, regulations, and orders of any governmental authority which may be applicable thereto, and, notwithstanding any of the provisions hereof, the Participant acknowledges that the Company will not be obligated to issue any Shares hereunder if the grant or vesting thereof or the issuance of such Shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation, or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the vesting of the RSUs or the issuance of Shares pursuant hereto to comply with any such law, regulation, order, or provision. 11. Miscellaneous Provisions. (a) The RSUs are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its contents. (b) This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. (c) If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control. (d) The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the

4862-7418-6554.1 remaining provisions shall nevertheless be binding and enforceable. (e) This Award Agreement may be executed or deemed executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.